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SAUL EWING [LOGO]


                                                                lawyers@saul.com

                                                                    www.saul.com



                                                               December 16, 2003


InKine Pharmaceutical Company, Inc.
1787 Sentry Parkway West
Building 18, Suite 440
Blue Bell, PA  19422

         Re:      Registration Statement on Form S-3
                  -----------------------------------


Gentlemen:

         We have acted as counsel to InKine Pharmaceutical Company, Inc. (the "Company") in connection with the registration of 11,500,000 shares of Company common stock, par value $.0001 per share (the "Shares"), under the Securities Act of 1933, as amended. The Shares are to be sold by the Company pursuant to Registration Statement No. 333-110812 filed with the Securities and Exchange Commission (the "Registration Statement").

         We have reviewed and relied upon the Registration Statement and such certificates, documents, corporate records and other instruments as in our judgment are necessary or appropriate to enable us to render the opinion expressed below.

         Based on the foregoing, we are of the opinion that the Shares have been duly authorized and, when issued in accordance with the terms described in the Registration Statement, will be validly issued, fully paid and non-assessable.

         We consent to the filing of this opinion as Exhibit 5 to the Registration Statement and to the use of our name in the section of the Registration Statement entitled "Validity of common stock."


                                           Very truly yours,

                                           /s/ SAUL EWING LLP
                                           --------------------------------
                                           SAUL EWING LLP






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